Exhibit 21

KOPPERS HOLDINGS INC.

SUBSIDIARIES OF THE COMPANY

AMENDED LIST OF SUBSIDIARIES

Entity Name	State or Country of Organization
Koppers Inc.	Pennsylvania
Koppers Asia LLC	Delaware
Koppers Concrete Products, Inc.	Delaware
Concrete Partners, Inc.	Delaware
Koppers Delaware, Inc.	Delaware
Koppers Railroad Structures Inc.	Delaware
Koppers World-Wide Ventures Corporation	Delaware
Koppers Ventures LLC	Delaware
Koppers-Nevada LLC	Nevada
Wood Protection Management LLC	Nevada
Koppers NZ LLC	New York
Koppers Performance Chemicals Inc.	New York
Koppers Assurance, Inc.	South Carolina
Continental Carbon Australia Pty Ltd	Australia
Koppers Australia Holding Company Pty Ltd	Australia
Koppers Australia Pty Limited	Australia
Koppers Carbon Materials & Chemicals Pty Ltd	Australia
Koppers Performance Chemicals Australia Pty Ltd	Australia
Koppers Wood Products Pty Ltd	Australia
Koppers Performance Chemicals Brasil Comércio de Preservantes Ltda	Brazil
Koppers Ashcroft Inc.	Canada
Koppers Railroad Structures Canada Inc.	Canada
Timber Specialties Co.	Canada
Osmose Chile Limitada	Chile
Koppers (China) Carbon & Chemical Company Limited	Peoples Republic of China
Koppers (Jiangsu) Carbon Chemical Company Limited	Peoples Republic of China
Koppers (Tianjin) Trading Co., Ltd.	Peoples Republic of China
Koppers Europe ApS	Denmark
Koppers Denmark ApS	Denmark
Koppers European Holdings ApS	Denmark
Koppers Performance Chemicals Denmark ApS	Denmark
Koppers Tar Tech International ApS	Denmark
Oy Koppers Finland Ab	Finland
Koppers Deutschland GmbH	Germany
Koppers Luxembourg S.ar.l	Grand Duchy Luxembourg
Koppers India Carbon Materials and Chemicals Private Limited	India
Protim Abrasives Ltd.	Ireland
Protim Limited	Ireland
Koppers Latvia SIA	Latvia

Protim Solignum Sdn Bhd	Malaysia
Koppers Mauritius	Republic of Mauritius
Koppers NZ Holdings	New Zealand
Koppers Performance Chemicals New Zealand	New Zealand
Mattersmiths Holdings Limited	New Zealand
Mattersmiths TechnologiesLimited	New Zealand
Koppers Norway AS	Norway
Koppers Poland Sp. Z o.o	Poland
Protim Solignum South Africa Pty Ltd	South Africa
Koppers Chemicals Spain, S.L.U.	Spain
Retratar Espana S.L.	Spain
Koppers Sweden AB	Sweden
Wood Protection LP	Texas
Koppers (Thailand) Limited	Thailand
Entity Name	State or Country of Organization
Koppers Global Investments C.V.	The Netherlands
Koppers World-Wide Holdings C.V.	The Netherlands
Koppers International B.V.	The Netherlands
Koppers Australasian Investments C.V.	The Netherlands
Koppers Australasian B.V.	The Netherlands
Koppers Netherlands B.V.	The Netherlands
Tankrederij J.A. van Seumeren B.V.	The Netherlands
Celcure Ltd.	United Kingdom
Injecta Ltd.	United Kingdom
Koppers UK Holding Limited	United Kingdom
Koppers UK Limited	United Kingdom
Koppers UK Investments Limited	United Kingdom
Koppers UK Transport Limited	United Kingdom
Koppers Specialty Chemicals Limited	United Kingdom
Protim International Ltd.	United Kingdom
Protim Ltd.	United Kingdom
Protim Solignum Ltd.	United Kingdom